             As filed with the Securities and Exchange Commission
                             on February 22, 1999

                           Registration No. 811-8162


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                            AMENDMENT NO. 9 TO THE
                            REGISTRATION STATEMENT
                                     UNDER
                      THE INVESTMENT COMPANY ACT OF 1940

                          MASTER INVESTMENT PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

                111 Center Street, Little Rock, Arkansas  72201
         (Address of Principal Executive Offices, including Zip Code)

                    _______________________________________

              Registrant's Telephone Number, including Area Code:
                                (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                         Little Rock, Arkansas  72201
                    (Name and Address of Agent for Service)

                                With a copy to:
                            Robert M. Kurucza, Esq.
                            Marco E. Adelfio, Esq.
                            Morrison & Foerster LLP
                  2000 Pennsylvania Avenue, N.W., Suite 5500
                         Washington, D.C.  20006-1812

                               EXPLANATORY NOTE
                               ----------------

       This Amendment No. 9 to the Registration Statement of Master Investment Portforlio (the "Trust") is being filed to add two new Master Portfolios to the Trust- the Extended Index Master Portfolio and the U.S. Equity Index Portfolio.

       This Amendment has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                          Master Investment Portfolio
                             Cross Reference Sheet
                             ---------------------


Form N-1A Item Number
---------------------

Part A          Prospectus Caption
------          ------------------

4               General Description of Registrant
                Investment Objectives
                Investment Policies
                Risk Considerations
5               Management of the Master Portfolios
                Investment Adviser
                Co-Administrators
                Placement Agent
                Custodian
                Transfer Agent
                Expenses
6               Capital Stock and Other Securities
                Organization and Interests
                Dividends and Distributions
                Taxes
7               Purchase of Interests
8               Redemption or Repurchase
9               Not Applicable

Part B          Statement of Additional Information
------          -----------------------------------

10              Cover Page
11              Table of Contents
12              General Information and History
13              Investment Objectives and Policies
                Portfolio Securities
                Management Policies
                Investment Restrictions
14              Management of MIP
15              Control Persons and Principal Holders of Securities
16              Investment Advisory and Other Services
17              Brokerage Allocation and Other Practices
18              Capital Stock and Other Securities
19              Purchase, Redemption and Pricing of Securities
20              Tax Status
21              Underwriters
22              Calculation of Performance Data
23              Financial Information

Part C          Other Information
------          -----------------

24-32 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                          MASTER INVESTMENT PORTFOLIO

                        EXTENDED INDEX MASTER PORTFOLIO

                                     PART A

                               FEBRUARY 22, 1999


Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the Extended Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

          Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold shares of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE.

 .         The Extended Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 4500 Equity Index (the "Wilshire 4500 Index" or the "Index")./1/

          The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.
___________________

/1/ Wilshire Associates, Inc. ("Wilshire Associates") does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Wilshire 4500 Equity Index(R)," "Wilshire 4500 Index(R)," and "Wilshire 4500(R)," are trademarks of Wilshire Associates of Santa Monica, California. The Master Portfolio is not sponsored, endorsed, sold, or promoted by the Wilshire 4500 Index, and neither Wilshire Associates nor the Wilshire 4500 Index makes any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

INVESTMENT POLICIES.

 .    The Extended Index Master Portfolio seeks to match the total return performance of U.S. stocks. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

          No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Wilshire 4500 Index. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested in securities comprising the Wilshire 4500 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 4500 Index may be affected by, among other things: the Master Portfolio's expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Wilshire 4500 Index is calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 4500 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 4500 Index and adjusts the Master Portfolio's portfolio to the extent necessary. Inclusion of a security in the Wilshire 4500 Index in no way implies an opinion by Wilshire Associates as to its attractiveness as an investment.

          The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Wilshire 4500 Index. However, the Master Portfolio is not expected to track the Wilshire 4500 Index with the same degree of accuracy that complete replication of such Index would provide. In addition , at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 4500 Index.

          In seeking to match the performance of the Wilshire 4500 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 4500 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 13, "Investment Objective and Policies -- Investment Restrictions," in Part B.

CERTAIN FUNDAMENTAL POLICIES. The Master Portfolio may (i) borrow money to the extent permitted under the 1940 Act (for purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio);
(ii) invest up to 5% of its total assets in the securities of any single issuer, except that up to 25% of the value of the total assets of the Master Portfolio may be invested without regard to this limitation, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may be purchased without regard to this limitation; and (iii) invest up to 25% of the value of its total assets in the securities of issuers in a particular industry or group of closely related industries, subject to certain exceptions specified in Part B, including that there is no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This paragraph describes fundamental policies that cannot be changed without approval by the holders of a majority (as defined in the 1940
Act) of the Master Portfolio's outstanding voting securities. See Item 13, "Investment Objective and Policies -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS.

General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies. As of the date of this registration statement, the U.S. stock market, as measured by the Wilshire 4500 Index and other commonly used indices, was trading at or close to record levels. There can be no assurance that these record levels will continue.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the Master Portfolio's operations and services. The Master Portfolio's principal service providers have advised the Master Portfolio that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which the Master Portfolio invests also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

Item 5.  Management of the Master Portfolio.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC ("Barclays")) and is located at 45 Fremont Street, San Francisco, CA 94105. As of November 30, 1998, BGFA and its affiliates provided investment advisory services for approximately $569 billion of assets under management.

          BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

          BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

          Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

          BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

          Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and interestholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers, and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years or the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

CUSTODIAN -- IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from
Stephens and BGI.   Thereafter, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.

TRANSFER AGENT -- IBT also acts as the Master Portfolio's Transfer and Dividend
Disbursing Agent (the "Transfer Agent").   IBT does not receive compensation for
acting as Transfer Agent to the Master Portfolio.

EXPENSES -- Except for brokerage and other expenses connected to the execution of portfolio securities transactions, litigation expenses, taxes (including income, excise, transfer and withholding taxes) or any cost or expense that a majority of the disinterested trustees of MIP deems to be an extraordinary expense, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Item 6.  Capital Stock and Other Securities.

ORGANIZATION AND INTERESTS

          MIP is organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP.
However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

          The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

          As of February 22, 1999, Stephens owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, Stephens could each be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

          INTERESTS IN THE MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN THE MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF THE MASTER PORTFOLIO ARE EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIO ARE NOT GUARANTEED.

          Unless otherwise required by the 1940 Act, MIP generally will not hold annual meetings of interestholders. As a result, interestholders will not consider each year the election of Trustees or the appointment of auditors.

However, the holders of at least 10% of the securities outstanding and entitled to vote may require MIP to hold a special meeting of interestholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of sixty-six and two thirds percent of MIP's outstanding interests entitled to vote thereon. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in the Master Portfolio may not be transferred, but an investor may redeem all or any portion of its investment at any time at net asset value.

TAXES

  MIP believes that the Master Portfolio will qualify as a non-publicly traded partnership for federal income tax purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

  It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

  Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

Item 7.  Purchase of Interests.

  Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended.

  Interests in the Master Portfolio are sold at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by MIP. NAV for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 4:00 p.m., Eastern Standard
Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests in the Master Portfolio outstanding. The Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 19, "Purchase, Redemption and Pricing of Securities" in Part B.

Item 8.  Redemption or Repurchase.

     An investor in MIP may redeem all or any portion of its investment on any Business Day at the net asset value next determined after a redemption request in proper form is furnished by the investor to MIP. When a request is received in proper form, MIP will redeem the interests at the next determined net asset value.

     The Master Portfolio will make payment for all interests redeemed within three days after receipt by MIP of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. MIP reserves the right to pay redemption proceeds, in whole or in part, by distributing portfolio securities in lieu of cash if, in the opinion of management, it is advisable to do so. Interests in the Master Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

     Not applicable.

                                    APPENDIX

PORTFOLIO SECURITIES.

     To the extent set forth in this offering document, the Master Portfolio may invest in the securities described below.

     Short-Term Instruments and Temporary Investments -- The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations -- The Master Portfolio may invest in bank obligations,
     ----------------
including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

     Commercial Paper and Short-Term Corporate Debt Instruments -- The Master
     ----------------------------------------------------------
Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements -- The Master Portfolio may enter into repurchase
     ---------------------
agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. The Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. The Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolio may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the Part B for additional information.

     U.S. Government Obligations -- The Master Portfolio may invest in various
     ---------------------------
types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     Floating- and Variable-Rate Obligations -- The Master Portfolio may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

     Illiquid Securities -- The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Investment Company Securities -- The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase interests of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

     Futures Contracts and Options Transactions -- The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

     Stock Index Futures and Options on Stock Index Futures -- The Master
     ------------------------------------------------------
Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Index Swaps -- The Master Portfolio may enter into index swaps in pursuit
     -----------
of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the

Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

     Loans of Portfolio Securities -- The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase its portfolio's return. The value of the loaned securities may not exceed one-third of the Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolio may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions --The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Borrowing Money -- As a fundamental policy, the Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, the Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made.

                          MASTER INVESTMENT PORTFOLIO

                        EXTENDED INDEX MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

                               FEBRUARY 22, 1999

Item 10.  Cover Page.

          Master Investment Portfolio ("MIP") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated February 22, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

Item 11.  Table Of Contents

                                                                                           Page
                                                                                          -------
General Information and History.......................................................          1
Investment Objectives and Policies....................................................          1
Management of MIP.....................................................................          6
Control Persons and Principal Holders of Securities...................................          7
Investment Advisory and Other Services................................................          8
Brokerage Allocation and Other Practices..............................................          9
Capital Stock and Other Securities....................................................          9
Purchase, Redemption and Pricing of Securities........................................          9
Tax Status............................................................................         11
Underwriters..........................................................................         11
Calculations of Performance Data......................................................         11
Financial Information.................................................................         11
Appendix..............................................................................        A-1
Financial Statements..................................................................        F-1

Item 12.  General Information and History.

     Not applicable.

Item 13.  Investment Objectives and Policies.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. By this offering document, MIP is offering a diversified portfolio, Extended Index Master Portfolio ("Master Portfolio"). Organizations and other entities that hold shares of beneficial interest of the Master Portfolio may be referred to herein as "feeder funds."

     The Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Portfolio Securities.

     Bank Obligations. Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

     Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to:
(1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

     In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

     The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

Management Policies.

     Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

     Floating- and Variable-Rate Obligations. The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Futures Contracts and Options on Futures Contracts. The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

     Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

     Loans of Portfolio Securities. The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

     Investment Restrictions. The Master Portfolio has adopted investment restrictions numbered 1 through 9 as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. Investment restrictions numbered 10 through 13 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time. The Master Portfolio may not:

     1. Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     2. Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     3. Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     4. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     5. Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     6. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

     7. Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     8. Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

     9. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     10. Purchase securities on margin, but the Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

     11. The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act.

     12. The Master Portfolio may not invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     13. The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Fund's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Item 14.  Management of MIP.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                                   Principal Occupations
   Name, Address and Age                                Position                    During Past 5 Years
   ---------------------                                --------                   ---------------------
Jack S. Euphrat, 76                                Trustee                     Private Investor.
415 Walsh Road
Atherton, CA 94027


*R. Greg Feltus, 47                                Trustee,                    Senior Vice President of
                                                   President                   Stephens; President of Stephens
                                                   and Trustee,                Insurance Services Inc.; Senior
                                                                               Vice President of Stephens
                                                                               Sports Management Inc.; and
                                                                               President of Investors
                                                                               Brokerage Insurance Inc.



Thomas S. Goho, 56                                 Trustee                     Associate Professor of Finance,
321 Beechcliff Court                                                           Calloway School of Business and
Winston-Salem, NC 27104                                                        Accounting, Wake Forest
                                                                               University, since 1982.



*W. Rodney Hughes, 72                              Trustee                     Private Investor.
31 Dellwood Court
San Rafael, CA 94901

*J. Tucker Morse, 55                               Trustee                     Chairman of Home Account
4 Beaufain Street                                                              Networks, Inc.; Real Estate
Charleston, SC 29401                                                           Developer; Chairman of
                                                                               Renaissance Properties Ltd;
                                                                               President of Morse Investment
                                                                               Corporation; and Co-Managing
                                                                               Partner of Main Street  Ventures.



Richard H. Blank, Jr., 42                          Chief Operating Officer,    Vice President of Stephens;
                                                   Secretary and Treasurer     Director of Stephens Sports
                                                                               Management Inc.; and Director of
                                                                               Capo Inc.

                              Compensation Table
                  For the Fiscal Year Ended February 28, 1998

                                                                                         Total Compensation
                                               Aggregate Compensation                      from Registrant
      Name and Position                           from Registrant                          and Fund Complex
     ------------------                        -----------------------                   --------------------


Jack S. Euphrat                                         $0                                      $11,250
         Trustee

*R. Greg Feltus                                          0                                         0
         Trustee

Thomas S. Goho                                           0                                       11,250
         Trustee

*Zoe Ann Hines/1/                                        0                                          0
         Trustee

*W. Rodney Hughes                                        0                                       11,000
         Trustee

Robert M. Joses/2/                                       0                                        1,000
         Trustee

*J. Tucker Morse                                         0                                       11,000
     Trustee

__________________________
/1/     Zoe Ann Hines retired as of January 28, 1998.
/2/     Robert M. Joses retired as of December 31, 1997.

     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and MasterWorks Funds Inc. and Managed Series Investment Trust are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Stagecoach Funds, Inc., Stagecoach Trust and Life & Annuity Trust together form a separate fund complex (the "Wells Fargo Fund Complex"). Each of the Trustees and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding shares of MIP.

Item 15.  Control Persons and Principal Holders of Securities.

     As of February 22, 1999, Stephens Inc. ("Stephens") owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, Stephens could each be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

Item 16.  Investment Advisory and other Services.

          The following information supplements and should be read in conjunction with Item 5 in Part A.

          Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

          Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

          Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

          Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

          Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from Stephens and BGI. Thereafter, IBT will be entitled to receive custodial fees of up to 0.01% from the Master Portfolio.

          Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

          Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Item 17.  Brokerage Allocation and  Other Practices.

     General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

Item 18.  Capital Stock and Other Securities.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

Item 19.  Purchase, Redemption and Pricing Of Securities.

     The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

     Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

Pricing of Securities.

     The securities of the Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Item 20.  Tax Status.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to federal income tax, it will file appropriate federal income tax returns.

     The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

Item 21.  Underwriters.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

Item 22.  Calculations Of Performance Data.

     Not applicable.

Item 23.  Financial Information.

     KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+".

"A"

     Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                         MASTER INVESTMENT PORTFOLIO

                      U.S. EQUITY INDEX MASTER PORTFOLIO

                                    PART A

                               FEBRUARY 22, 1999


Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 21, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, MIP is offering one of its diversified portfolios - the U.S. Equity Index Master Portfolio (the "Master Portfolio"). The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes, and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

          Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold units of beneficial interest ("interests") in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE - Master Portfolio.

     . The U.S. Equity Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 5000 Equity Index (the "Wilshire 5000 Index")./1/ The Master Portfolio uses a "fund of funds" structure to track the Wilshire 5000 Index, which is comprised of the stocks in the Standard & Poor's 500 Stock Index ("S&P 500 Index"), except for a small number of foreign stocks that represent approximately 3% of the S&P 500 Index, and the stocks in the Wilshire 4500 Equity Index (the "Wilshire 4500 Index"). In this regard, the Master Portfolio seeks to achieve its objective by investing substantially all of its assets in two other portfolios of MIP -- the Extended Index Portfolio (which invests substantially all of its assets in a representative sample of stocks comprising the Wilshire 4500 Index) and the S&P 500 Index Portfolio (which invests substantially all of its assets in stocks comprising the S&P 500 Index) (together, the "Underlying Portfolios"). The Master Portfolio's assets will be invested in the Underlying Portfolios of MIP in proportions adjusted periodically to maintain the capitalization range of the Wilshire 5000 Index. The performance of the Master Portfolio will correspond directly to the performance of the Underlying Portfolios. The Fund may not track its index perfectly, as differences between the index and the Fund's Underlying Portfolios may cause differences in performance.

------------------------
/1/ McGraw-Hill, Inc. ("McGraw-Hill") and Wilshire Associates, Inc. ("Wilshire Associates") do not sponsor any portfolios of MIP, nor are they affiliated in any way with BGFA or MIP. "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of McGraw-Hill. "Wilshire 5000 Equity Index(R)" and "Wilshire 4500 Equity Index(R)" and related marks are trademarks of Wilshire Associates. None of the portfolios of MIP are sponsored, endorsed, sold, or promoted by these indices or their sponsors and neither the indices nor their sponsors make any representation or warranty, express or implied, regarding the advisability of investing in MIP portfolios.

INVESTMENT OBJECTIVES - Underlying Portfolios.

     . The S&P 500 Index Portfolio seeks to provide investment results, before fees and expenses, that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Stock Index.

     . The Extended Index Portfolio seeks to approximate, before fees and expenses, the capitalization range and performance of the Wilshire 4500 Index.

          The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

ABOUT THE INDICES

 .         The Wilshire 5000 Index was created December 31, 1980.  It measures the performance of all U.S. headquartered equity securities with readily available price data. Over 7,000 capitalization weighted security returns are used to adjust the index.

 .         The Wilshire 4500 Index was created December 31, 1983.  It is the
          Wilshire 5000 Index with most of the companies in the S&P 500 Index removed. Over 6,500 capitalization weighted security returns are used to adjust the index.

 .         The S&P 500 Index was created March 5, 1957.  It is composed of 500 selected common stocks, most of which are listed on the NYSE.


          The securities comprising the S&P 500 Index represent the stocks of primarily large-cap companies. The securities comprising the Wilshire 4500 Index represent the smaller- and medium-sized companies of the Wilshire 5000 Index. In order for the Master Portfolio to maintain a capitalization weighted representative sample of the Wilshire 5000 Index, it will invest in the Underlying Portfolios in proportion to the overall capitalization of their respective indices. Based on their relative overall capitalizations as of the date of this Part A, roughly two thirds of the Master Portfolio's portfolio will be invested in the S&P 500 Index Portfolio and the other third in the Extended Index Portfolio. Historically, the overall capitalization of the indices have varied, and as a result, the Master Portfolio's portfolio is also likely to vary.

INVESTMENT POLICIES - Master Portfolio.

 .         The U.S. Equity Index Master Portfolio seeks to match the total return performance of the Wilshire 5000 Index, which is composed of over 7,000 selected common stocks traded on the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market.

          The weightings of stocks in the Wilshire 5000 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the Master Portfolio's assets invested in the Underlying Portfolios is approximately the same as the percentage such Portfolios are invested in stocks represented in the Wilshire 5000 Index. Securities are selected for investment by the Underlying Portfolios as indicated below.

          INVESTMENT POLICIES - Underlying Portfolios.

 .         The Extended Index Portfolio seeks to match the total return performance of U.S. stocks, excluding the large-cap stocks included in the S&P 500 Index. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Extended Index Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Extended Index Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

 .         The S&P 500 Index Portfolio seeks to match the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock's relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Portfolio's assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

          Unlike the Extended Index Portfolio, which invests in a representative sample of the over 6,500 stocks represented by its benchmark, the Wilshire 4500 Index, the S&P 500 Index Portfolio invests in all 500 of the stocks represented by its benchmark, the S&P 500 Index.

          No attempt is made to manage the portfolio of the Master Portfolio using economic, financial or market analysis. The Master Portfolio is managed by determining which proportion of its assets will be invested in each Underlying Portfolio to match, to the extent feasible, the capitalization range and returns of the Wilshire 5000 Index. In turn, the Underlying Portfolios determine which securities are to be purchased or sold to match or sample their respective benchmarks. Under normal market conditions, at least 90% of the value of the Master Portfolio's total assets is invested, through the Underlying Portfolios, in securities comprising the Wilshire 5000 Index. The Master Portfolio's ability to match its investment performance to the investment performance of the Wilshire 5000 Index may be affected by, among other things, the Master Portfolio's and Underlying Portfolios' expenses, the amount of cash and cash equivalents held by the Master Portfolio and the Underlying Portfolios, the manner in which the total returns of the Wilshire 5000 Index, the Wilshire 4500 Index and the S&P 500 Index are calculated; the size of the Master Portfolio's investment portfolio; and the timing, frequency and size of shareholder purchases and redemptions.

          The Underlying Portfolios use cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of their portfolio to the securities comprising their respective benchmarks. In turn, the Master Portfolio uses cash flows from its interestholder purchase and redemption activity to periodically adjust its investment in the Underlying Portfolios to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 5000 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio's correlation to the Wilshire 5000 Index and adjusts the Master Portfolio's investment in the Underlying Portfolios to the extent necessary. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment.

          The sampling techniques utilized by the Master Portfolio and the Extended Index Portfolio are designed to allow said portfolios to substantially
duplicate the investment performance of their respective benchmarks.   However,
the Master Portfolio is not expected to track the Wilshire 5000 Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 5000 Index, primarily by adjusting the Master Portfolio's investment in
the Underlying Portfolios.   The S&P 500 Index seeks to replicate completely the
investments and capitalization range of the S&P 500 Index.

          The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio also are references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

          In seeking to match the performance of the Wilshire 5000 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 5000 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio also may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 13, "Investment Objective and Policies -- Investment Restrictions," in Part B.

CERTAIN FUNDAMENTAL POLICIES. The Master Portfolio may (i) borrow money to the extent permitted under the 1940 Act (for purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio);
(ii) invest up to 5% of its total assets in the securities of any single issuer, except that up to 25% of the value of the total assets of the Master Portfolio may be invested without regard to this limitation, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities may be purchased without regard to this limitation; and (iii) invest up to 25% of the value of its total assets in the securities of issuers in a particular industry or group of closely related industries, subject to certain exceptions specified in Part B, including that there is no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. This paragraph describes fundamental policies that cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. See Item 13, "Investment Objective and Policies -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS.

General -- The value of the Master Portfolio's interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small- to medium-sized companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies such as those comprising the S&P 500 Index. As of the date of this registration statement, the U.S. stock market, as measured by the Wilshire 5000 Index and other commonly used indices, was trading at or close to record levels. There can be no assurance that these record levels will continue.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest-rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options thereon as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

Year 2000 -- Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Master Portfolio and the Underlying Portfolios depend on the smooth functioning of computer systems. Any failure to adapt these systems in time could hamper the operations and services of said portfolios. The principal service providers to said portfolios have advised that they are working on necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations, the companies or entities in which said portfolios invest also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

Item 5.  Management of the Master Portfolio.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio and the Underlying Portfolios. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC ("Barclays")) and is located at 45 Fremont Street, San Francisco, CA 94105. As of November 30, 1998, BGFA and its affiliates provided investment advisory services for approximately $569 billion of assets under management.

          BGFA provides the Master Portfolio and the Underlying Portfolios with investment guidance and policy direction in connection with the daily portfolio management of each, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of each such portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio and the Underlying Portfolios.

          BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

          Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably.

          BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA has informed MIP that in making its investment decisions it does not obtain or use material inside information in its possession.

          Morrison & Foerster LLP, counsel to MIP and special counsel to BGFA, has advised MIP and BGFA that BGFA and its affiliates may perform the services contemplated by the BGFA Advisory Contracts and this Part A without violation of the Glass-Steagall Act. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes, including the Glass-Steagall Act, and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in such statutes, regulations and judicial or administrative decisions or interpretations, could prevent such entities from continuing to perform, in whole or in part, such services. If any such entity were prohibited from performing any such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

CO-ADMINISTRATORS -- Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and interestholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers, and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administration services and assuming expenses. Stephens and BGI serve in the same capacity for the Underlying Portfolios and are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Extended Index Portfolio for providing administrative services and assuming expenses. The Co-Administrators are not entitled to receive administrative fees for the S&P 500 Index Portfolio. The Master Portfolio bears its pro rata share of the administrative fees of the Underlying Portfolios.

PLACEMENT AGENT -- Stephens is the placement agent for the Master Portfolio and the Underlying Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio or the Underlying Portfolios.

CUSTODIAN -- IBT currently acts as custodian to the Master Portfolio and the Underlying Portfolios. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from Stephens and BGI. Thereafter, IBT will be entitled to receive custodial fees up to 0.01% from the Master Portfolio. The Master Portfolio bears its pro rata share of the Custodial fees of the Underlying Portfolios.

TRANSFER AGENT -- IBT also acts as Transfer and Dividend Disbursing Agent (the "Transfer Agent") to the Master Portfolio and the Underlying Portfolios. IBT does not receive compensation for acting as Transfer Agent to the Master Portfolio or the Underlying Portfolios.

EXPENSES -- Except for brokerage and other expenses connected to the execution of portfolio securities transactions, litigation expenses, taxes (including income, excise, transfer and withholding taxes) or any cost or expense that a majority of the disinterested trustees of MIP deems to be an extraordinary expense, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Item 6.  Capital Stock and Other Securities.

ORGANIZATION AND INTERESTS

          MIP is organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and itself was unable to meet its obligations.

          The Board of Trustees has authorized several series of which twelve are active. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

          As of February 22, 1999, Stephens owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, Stephens could each be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

          INTERESTS IN THE MASTER PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. AN INVESTMENT IN THE MASTER PORTFOLIO INVOLVES CERTAIN INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE SHARE PRICE AND INVESTMENT RETURN OF THE MASTER PORTFOLIO ARE EXPECTED TO FLUCTUATE AND INVESTMENTS IN THE MASTER PORTFOLIO ARE NOT GUARANTEED.

          Unless otherwise required by the 1940 Act, MIP generally will not hold annual meetings of interestholders. As a result, interestholders will not consider each year the election of Trustees or the appointment of auditors. However, the holders of at least 10% of the securities outstanding and entitled to vote may require MIP to hold a special meeting of interestholders for purposes of removing a Trustee from office. MIP interestholders may remove a Trustee by the affirmative vote of sixty-six and two thirds percent of MIP's outstanding interests entitled to vote thereon. In addition, the Board of Trustees will call a meeting of interestholders for the purpose of electing Trustees if, at any time, less than a majority of the Trustees then holding office have been elected by interestholders. Investments in the Master Portfolio may not be transferred, but an investor may redeem all or any portion of its investment at any time at net asset value.

TAXES

     MIP believes that the Master Portfolio will qualify as a non-publicly traded partnership for federal income tax purposes. MIP therefore believes that the Master Portfolio will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interest holders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

     Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

Item 7.  Purchase of Interests.

          Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended.

          Interests in the Master Portfolio are sold at the net asset value per unit of beneficial interest ("NAV") next determined after an order in proper form is received by MIP. NAV for the Master Portfolio is determined as of the close of trading of the New York Stock Exchange (currently 4:00 p.m., Eastern Standard Time), on each day the New York Stock Exchange is open for business (a "Business Day"). NAV is computed by dividing the value of the Master Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of interests in the Master Portfolio outstanding. The Master Portfolio's investments are valued each Business Day generally by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 19, "Purchase, Redemption and Pricing of Securities" in Part B.

Item 8.  Redemption or Repurchase.

          An investor in MIP may redeem all or any portion of its investment on any Business Day at the NAV next determined after a redemption request in proper form is furnished by the investor to MIP. When a request is received in proper form, MIP will redeem the interests at the next determined NAV.

          The Master Portfolio will make payment for all interests redeemed within three days after receipt by MIP of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. MIP reserves the right to pay redemption proceeds, in whole or in part, by distributing portfolio securities in lieu of cash if, in the opinion of management, it is advisable to do so. Interests in the Master Portfolio may not be transferred.

          The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.  - Not applicable.

                                    APPENDIX

PORTFOLIO SECURITIES.

          To the extent set forth in this offering document, the Master
Portfolio may invest in the securities described below.    The investment
policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio also are references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

     Short-Term Instruments and Temporary Investments -- The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include:
(i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers' acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA or Wells Fargo Bank; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA or Wells Fargo Bank are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

     Bank Obligations -- The Master Portfolio may invest in bank obligations,
     ----------------
including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions.

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates .

     Commercial Paper and Short-Term Corporate Debt Instruments -- The Master
     ----------------------------------------------------------
Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser and/or sub-adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

     The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser and/or sub-adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

     Repurchase Agreements -- The Master Portfolio may enter into repurchase
     ---------------------
agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually-agreed upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. The Master Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Master Portfolio, and all repurchase transactions must be collateralized. The Master Portfolio may incur a loss on a repurchase transaction if the seller defaults and the value of the underlying collateral declines or is otherwise limited or if receipt of the security or collateral is delayed. The Master Portfolio may participate in pooled repurchase agreement transactions with other funds advised by BGFA. See "Additional Permitted Investment Activities" in the Part B for additional information.

     U.S. Government Obligations -- The Master Portfolio may invest in various
     ---------------------------
types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or
(ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

     Floating- and Variable-Rate Obligations -- The Master Portfolio may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

     Illiquid Securities -- The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

     Investment Company Securities -- The Master Portfolio may invest in securities issued by other open-end, management investment companies to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's net assets with respect to any one investment company and (iii) 10% of the Master Portfolio's net assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio also may purchase interests in exchange-listed closed-end funds to the extent permitted under the 1940 Act.

     Futures Contracts and Options Transactions -- The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities.

     A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

     Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

     Stock Index Futures and Options on Stock Index Futures -- The Master
     -----------------------------------------------------
Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

     Index Swaps -- The Master Portfolio may enter into index swaps in pursuit
     -----------
of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

     The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

     Loans of Portfolio Securities -- The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase its portfolio's return. The value of the loaned securities may not exceed one-third of the Master Portfolio's total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolio may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker. See "Additional Permitted Investment Activities" in the Part B for additional information.

     Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions --The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

     Borrowing Money -- As a fundamental policy, the Master Portfolio is permitted to borrow to the extent permitted under the 1940 Act. However, the Master Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, and may borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made.

                          MASTER INVESTMENT PORTFOLIO

                       U.S. EQUITY INDEX MASTER PORTFOLIO

                 PART B -- STATEMENT OF ADDITIONAL INFORMATION

                               FEBRUARY 22, 1999

Item 10.  Cover Page.

          Master Investment Portfolio ("MIP") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated February 22, 1999. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-800-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

Item 11.  Table Of Contents

                                                                                                       Page
                                                                                                      -------

General Information and History.....................................................................    1
Investment Objectives and Policies..................................................................    1
Management of MIP...................................................................................    6
Control Persons and Principal Holders of Securities.................................................    7
Investment Advisory and Other Services..............................................................    8
Brokerage Allocation and Other Practices............................................................    9
Capital Stock and Other Securities..................................................................    9
Purchase, Redemption and Pricing of Securities......................................................    9
Tax Status..........................................................................................   11
Underwriters........................................................................................   11
Calculations of Performance Data....................................................................   11
Financial Information...............................................................................   11
Appendix............................................................................................  A-1
Financial Statements................................................................................  F-1

Item 12.  General Information and History.

     Not applicable.

Item 13.  Investment Objectives and Policies.

     The following information supplements and should be read in conjunction with Item 4 in Part A.

     Investment Objectives. By this offering document, MIP is offering a diversified portfolio, U.S. Equity Index Master Portfolio ("Master Portfolio"). Organizations and other entities that hold shares of beneficial interest of the Master Portfolio may be referred to herein as "feeder funds."

     The Master Portfolio's investment objective is set forth in Item 4, "General Description of Registrant -- Investment Objective," of Part A. The Master Portfolio's investment objective can be changed by MIP's Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Portfolio Securities.

     Bank Obligations. Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

     Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

     Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

     In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to:
(1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

     In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

     The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

Management Policies.

     Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, although the underlying security may mature in more than thirteen months. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. The Master Portfolio's custodian has custody of, and holds in a segregated account, securities acquired as collateral by the Master Portfolio under a repurchase agreement. Repurchase agreements are considered by the staff of the SEC to be loans by the Master Portfolio. The Master Portfolio may enter into repurchase agreements only with respect to securities of the type in which it may invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

     Floating- and Variable-Rate Obligations. The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

     Futures Contracts and Options on Futures Contracts. The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

     Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

     Loans of Portfolio Securities. The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

     Investment Restrictions. The Master Portfolio has adopted investment restrictions numbered 1 through 9 as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting securities. Investment restrictions numbered 10 through 13 are not fundamental policies and may be changed by vote of a majority of the Trustees of MIP at any time. The Master Portfolio may not:

     1. Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

     2. Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

     3. Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

     4. Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

     5. Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio's entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

     6. Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the MIP's Board of Trustees.

     7. Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

     8. Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

     9. Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

     10. Purchase securities on margin, but the Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

     11. The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act.

     12. The Master Portfolio may not invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

     13. The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Fund's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Item 14.  Management of MIP.

     The following information supplements and should be read in conjunction with the Part A section entitled "Management of the Master Portfolio." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of the MIP, as defined in the 1940 Act, is indicated by an asterisk.

                                                                                      Principal Occupations
            Name, Address and Age                           Position                   During Past 5 Years
            ---------------------                          ----------                ----------------------
Jack S. Euphrat, 76                                  Trustee                     Private Investor.
415 Walsh Road
Atherton, CA 94027

*R. Greg Feltus, 47                                  Trustee,                    Senior Vice President of
                                                     President                   Stephens; President of Stephens
                                                     and Trustee,                Insurance Services Inc.; Senior
                                                                                 Vice President of Stephens
                                                                                 Sports Management Inc.; and
                                                                                 President of Investors
                                                                                 Brokerage Insurance Inc.

Thomas S. Goho, 56                                   Trustee                     Associate Professor of Finance,
321 Beechcliff Court                                                             Calloway School of Business and
Winston-Salem, NC 27104                                                          Accounting, Wake Forest
                                                                                 University, since 1982.



*W. Rodney Hughes, 72                                Trustee                     Private Investor.
31 Dellwood Court
San Rafael, CA 94901

*J. Tucker Morse, 54                                 Trustee                     Chairman of Home Account
4 Beaufain Street                                                                Networks, Inc.; Real Estate
Charleston, SC 29401                                                             Developer; Chairman of
                                                                                 Renaissance Properties Ltd;
                                                                                 President of Morse Investment
                                                                                 Corporation; and Co-Managing
                                                                                 Partner of Main Street  Ventures.

Richard H. Blank, Jr., 42                            Chief Operating Officer,    Vice President of Stephens;
                                                     Secretary and Treasurer     Director of Stephens Sports
                                                                                 Management Inc.; and Director of
                                                                                 Capo Inc.

                                  Compensation Table
                     For the Fiscal Year Ended February 28, 1998

                                                                                         Total  Compensation
                                               Aggregate Compensation                      from Registrant
       Name and Position                           from Registrant                          and Fund Complex
       ------------------                          ---------------                          ----------------
Jack S. Euphrat                                          $0                                       $11,250
       Trustee

*R. Greg Feltus                                           0                                           0
       Trustee

Thomas S. Goho                                            0                                        11,250
       Trustee

*Zoe Ann Hines/1/                                         0                                           0
       Trustee

*W. Rodney Hughes                                         0                                        11,000
       Trustee

Robert M. Joses/2/                                        0                                         1,000
       Trustee

*J. Tucker Morse                                          0                                        11,000
       Trustee

__________________________
/1/      Zoe Ann Hines retired as of January 28, 1998.
/2/      Robert M. Joses retired as of December 31, 1997.


     Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and MasterWorks Funds Inc. are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act (the "BGFA Fund Complex"). Each of the Trustees and the principal officer of MIP serves in the identical capacity as directors/trustees and/or officer of each registered open-end management investment company in both the BGFA and Wells Fargo Fund Complexes. The Trustees are compensated by other Companies and Trusts within the fund complexes for their services as Directors/Trustees to such Companies and Trusts. Currently the Trustees do not receive any retirement benefits or deferred compensation from MIP or any other member of each fund complex.

     As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding shares of MIP.

Item 15.  Control Persons and Principal Holders of Securities.

     As of February 22, 1999, Stephens Inc. ("Stephens") owned approximately 99.99% of the outstanding voting securities of the Master Portfolio. As such, Stephens could each be considered a "controlling person" of the Master Portfolio for purposes of the 1940 Act.

Item 16.  Investment Advisory and other Services.

     The following information supplements and should be read in conjunction with Item 5 in Part A.

     Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP, dated October 28, 1998. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days' written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

     Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio (the "Underlying Portfolios") as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

     Co-Administrators. Stephens and Barclays Global Investors, N.A. (BGI") are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP's trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates the MIP's trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA and other than custodial fees of up to 0.01% payable after the first two years of the Master Portfolio's operations. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

     Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

     Custodian. IBT acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. During the first two years of the Master Portfolio's operations, IBT will be entitled to receive compensation for its custodial services from Stephens and
BGI.   Thereafter, IBT will be entitled to receive custodial fees of up to 0.01%
from the Master Portfolio.

     Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

     Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Item 17.  Brokerage Allocation and  Other Practices.

     General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. High turnover rates over 100% are likely to result in comparatively greater brokerage expenses.

Item 18.  Capital Stock and Other Securities.

     Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in each Master Portfolio. Investors in a Master Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of such Master Portfolio. Upon liquidation or dissolution of a Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in a Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

     Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in the MIP. Investors in the MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

     Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

Item 19.  Purchase, Redemption and Pricing Of Securities.

     The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

     Purchase of Securities. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Payment for shares of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

     Suspension of Redemptions. The right of redemption of Master Portfolio shares may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios' investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio's interestholders.

Pricing of Securities.

     The securities of the Master Portfolio, including covered call options written by the Master Portfolio, are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP's Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

     Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP's Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP's Board of Trustees. BGFA and MIP's Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP's Board of Trustees.

     New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Item 20.  Tax Status.

     MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of MIP) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     MIP's taxable year-end is the last day of December. Although MIP will not be subject to federal income tax, it will file appropriate federal income tax returns.

     The Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Master Portfolio.

Item 21.  Underwriters.

     The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

Item 22.  Calculations Of Performance Data.

     Not applicable.

Item 23.  Financial Information.

     KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP's address is Three Embarcadero Center, San Francisco, California 94111. For the fiscal year ended February 28, 1995, MIP's financial statements were audited by other independent auditors. Such auditors expressed an unqualified opinion on the financial statements of the MIP.

                                    APPENDIX

     Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P

Bond Ratings

"AAA"

     Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

     Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

     Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

     Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

Commercial Paper Rating

     The designation A-1 by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an A-2 designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's

Bond Ratings

"Aaa"

     Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

     Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

"A"

     Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

     Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Commercial Paper Rating

     The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

     Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch

Bond Ratings

     The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

     Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

     Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

     Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

     Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

     Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Short-Term Ratings

     Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

     Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

     Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

     Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

"F-2"

     Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the F-1+ and F-1 categories.

Duff

Bond Ratings

"AAA"

     Bonds rated AAA are considered highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

"AA"

     Bonds rated AA are considered high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

"A"

     Bonds rated A have protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

"BBB"

     Bonds rated BBB are considered to have below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position of a credit within the rating category.

Commercial Paper Rating

     The rating "Duff-1" is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors which are supported by ample asset protection. Risk factors are minor. Paper rated "Duff-2" is regarded as having good certainty of timely payment, good access to capital markets and sound liquidity factors and company fundamentals. Risk factors are small.

IBCA

Bond and Long-Term Ratings

     Obligations rated AAA by IBCA have the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial, such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly. Obligations for which there is a very low expectation of investment risk are rated AA by IBCA. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

Commercial Paper and Short-Term Ratings

     The designation A1 by IBCA indicates that the obligation is supported by a very strong capacity for timely repayment. Those obligations rated A1+ are supported by the highest capacity for timely repayment. Obligations rated A2 are supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

International and U.S. Bank Ratings

     An IBCA bank rating represents IBCA's current assessment of the strength of the bank and whether such bank would receive support should it experience difficulties. In its assessment of a bank, IBCA uses a dual rating system comprised of Legal Ratings and Individual Ratings. In addition, IBCA assigns banks Long- and Short-Term Ratings as used in the corporate ratings discussed above. Legal Ratings, which range in gradation from 1 through 5, address the question of whether the bank would receive support provided by central banks or shareholders if it experienced difficulties, and such ratings are considered by IBCA to be a prime factor in its assessment of credit risk. Individual Ratings, which range in gradations from A through E, represent IBCA's assessment of a bank's economic merits and address the question of how the bank would be viewed if it were entirely independent and could not rely on support from state authorities or its owners.

                          MASTER INVESTMENT PORTFOLIO

                               File No. 811-8162

                                    PART C

                               OTHER INFORMATION

Item 24.  Financial Statements and Exhibits
-------   ---------------------------------

    (a)   Financial Statements


    (b)   Exhibits:

   Exhibit
   Number                                                               Description
   -------                                                              -----------
    1(a)                         -    Amended and Restated Declaration of Trust, incorporated by reference to the Registration
                                      Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.

    1(b)                         -    Certificate of Trust,  incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.

    1(c)                         -    Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

    1(d)                         -    Certificate of Amendment to the Certificate of Trust, incorporated by reference to the
                                      Registration Statement on Form N-1A, filed September 9, 1998.

    2                            -    By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November
                                      15, 1993.

    3                            -    Not Applicable.

    4                            -    Not Applicable.

    5(a)                         -    Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the LifePath 2000 Master
                                      Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed
                                      January 5, 1996.

    5(b)                         -    Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the LifePath 2010 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5,
                                      1996.

    5(c)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the

                                      LifePath 2020 Master Portfolio, incorporated by reference to Amendment No. 3 to the
                                      Registration Statement, filed January 5, 1996.

    5(d)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the LifePath 2030 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5,
                                      1996.

    5(e)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the LifePath 2040 Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5,
                                      1996.

    5(f)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5,
                                      1996.

    5(g)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the Asset Allocation Master
                                      Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed
                                      January 5, 1996.

    5(h)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5,
                                      1996.

    5(i)                        -     Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master
                                      Investment Portfolio dated January 1, 1996, on behalf of the U.S. Treasury Allocation Master
                                      Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed
                                      January 5, 1996.

    5(j)                        -     Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment
                                      Portfolio dated June 11, 1998, on behalf of the Money Market Master Portfolio, filed herewith.


    5(k)                        -     Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment
                                      Portfolio dated October 28, 1998, on behalf of the Extended Index Master Portfolio, filed herewith.

    5(l)                        -     Investment Advisory Contract by and among Barclays Global Fund Advisors and master Investment
                                      Portfolio dated October 28, 1998, on behalf of the U.S. Equity Index Master Portfolio, filed herewith.

    6                           -     Placement Agency Agreement with Stephens Inc. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 4 to the Registration Statement, filed on June 28, 1996, and filed herewith.

    7                           -     Not Applicable.

    8                           -     Custody Agreement with Investors Bank & Trust, N.A. dated October 21, 1996 on behalf of each
                                      Master Portfolio, incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 30, 1997, and filed herewith.

    9(a)                        -     Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. dated
                                      October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to Amendment
                                      No. 5 to the Registration Statement, filed June 30, 1997, and filed herewith.

    9(b)                        -     Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A.
                                      dated October 21, 1996 on behalf of each Master Portfolio, incorporated by reference to
                                      Amendment No. 5 to the Registration Statement, filed June 30, 1997, and filed herewith.

    9(c)                        -     Third Party Feeder Fund Agreement with Massmutual Institutional Funds and Massachusetts Mutual

                                      Life Insurance Company dated February 27, 1998, incorporated by reference to Amendment No. 6 to the Registration Statement, filed June 30, 1998.

    10                          -     Not Applicable.

    11                          -     Not Applicable.

    12                          -     Not Applicable.

    13                          -     Not Applicable.

    14                          -     Not Applicable.

    15                          -     Distribution Plan on behalf of the LifePath Master Portfolios, incorporated by reference to
                                      Amendment No. 3 to the Registration Statement, filed January 5, 1996.

    16                          -     Not Applicable.

    17                          -     See Exhibit 27

    18                          -     Not Applicable

    19                          -     Powers of Attorney for Jack S. Euphrat, R. Greg Feltus, Thomas S. Goho, Zoe Ann Hines, W.
                                      Rodney Hughes, Robert M. Joses and J. Tucker Morse, incorporated by reference to Amendment No.

                                      5 to the Registration Statement, filed June 30, 1997.

    27                          -     Financial Data Schedules for the fiscal period ended February 28, 1998, incorporated by reference to the Form N-SAR, filed on April 28, 1998.

Item 25.  Persons Controlled by or Under Common Control with Registrant
-------   -------------------------------------------------------------

          No person is controlled by or under common control with the Registrant.

Item 26.  Number of Holders of Securities
-------   -------------------------------

       As of June 1, 1998, the number of record holders of each class of securities of the Registrant was as follows:

                                             Number of Record
       Title of Class                             Holders
       --------------                        ----------------
       Shares of beneficial interest, $.001 per share, of the following series:

       LifePath 2000 Master Portfolio                 3
       LifePath 2010 Master Portfolio                 3
       LifePath 2020 Master Portfolio                 3
       LifePath 2030 Master Portfolio                 3
       LifePath 2040 Master Portfolio                 3
       S&P 500 Index Master Portfolio                 5
       Bond Index Master Portfolio                    2
       Asset Allocation Master Portfolio              2
       U.S. Treasury Allocation Master Portfolio      2


Item 27.  Indemnification
-------   ---------------

          Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 28.  (a)  Business and Other Connections of Investment Adviser
-------        ----------------------------------------------------

          The LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Asset Allocation, Bond Index, S&P 500 Index and U.S. Treasury Allocation Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company).

          BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities, including acting as investment adviser and/or sub-adviser to certain open-end management investment companies and various other institutional investors.

          The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Registrant, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position                                 Principal Business(es) During at
at BGFA                                           Least the Last Two Fiscal Years
-----------------                                 ---------------------------------
Frederick L.A. Grauer                             Director of BGFA and Co-Chairman and Director of BGI
Director                                          45 Fremont Street, San Francisco, CA 94105

Patricia Dunn                                     Director of BGFA and Co-Chairman and Director of BGI
Director                                          45 Fremont Street, San Francisco, CA 94105

Lawrence G. Tint                                  Chairman of the Board of Directors of BGFA and

Chairman and Director                             Chief Executive Officer of BGI
                                                  45 Fremont Street, San Francisco, CA  94105

Geoffrey Fletcher                                 Chief Financial Officer of BGFA and BGI since May 1997
                                                  45 Fremont Street, San Francisco, CA 94105

                                                  Managing Director and Principal Accounting Officer at
                                                  Bankers Trust Company from 1988 - 1997
                                                  505 Market Street, San Francisco, CA 94111


       Prior to January 1, 1996, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, served as investment adviser to all of the Registrant's investment portfolios, and to certain other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

       To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.

Name and Position                                 Principal Business(es) and Address(es)
at Wells Fargo Bank                               During at Least the Last Two Fiscal Years
-------------------                               -----------------------------------------
H. Jesse Arnelle                                  Senior Partner of Arnelle, Hastie, McGee, Willis & Greene
Director                                          455 Market Street
                                                  San Francisco, CA  94105

                                                  Director of Armstrong World Industries, Inc.
                                                  5037 Patata Street
                                                  South Gate, CA  90280

                                                  Director of Eastman Chemical Corporation
                                                  12805 Busch Place
                                                  Santa Fe Springs, CA  90670

                                                  Director of FPL Group, Inc.
                                                  700 Universe Blvd.
                                                  P.O. Box 14000
                                                  North Palm Beach, FL  33408

Michael R. Bowlin                                 Chairman of the Board of Directors, Chief Executive Officer,
Director                                          Chief Operating Officer and President of
                                                  Atlantic Richfield Co. (ARCO)
                                                  Highway 150
                                                  Santa Paula, CA  93060

Edward Carson                                     Chairman of the Board and Chief Executive Officer of
Director                                          First Interstate Bancorp
                                                  633 West Fifth Street
                                                  Los Angeles, CA  90071

                                                  Director of Aztar Corporation
                                                  2390 East Camelback Road  Suite 400
                                                  Phoenix, AZ  85016

                                                  Director of Castle & Cook, Inc.
                                                  10900 Wilshire Blvd.
                                                  Los Angeles, CA  90024

                                                  Director of Terra Industries, Inc.
                                                  1321 Mount Pisgah Road
                                                  Walnut Creek, CA  94596

William S. Davilla                                President (Emeritus) and a Director of
Director                                          The Vons Companies, Inc.
                                                  618 Michillinda Ave.
                                                  Arcadia, CA  91007

                                                  Director of Pacific Gas & Electric Company
                                                  788 Taylorville Road
                                                  Grass Valley, CA  95949

Rayburn S. Dezember                               Director of CalMat Co.
Director                                          3200 San Fernando Road
                                                  Los Angeles, CA  90065

                                                  Director of Tejon Ranch Company
                                                  P.O. Box 1000
                                                  Lebec, CA  93243

                                                  Director of The Bakersfield Californian
                                                  1707 I Street
                                                  P.O. Box 440
                                                  Bakersfield, CA  93302

                                                  Trustee of Whittier College
                                                  13406 East Philadelphia Ave.
                                                  P.O. Box 634
                                                  Whittier, CA  90608

Paul Hazen                                        Chairman of the Board of Directors of
Chairman of the Board of                          Wells Fargo & Company
Directors                                         420 Montgomery Street
                                                  San Francisco, CA  94105

                                                  Director of Phelps Dodge Corporation
                                                  2600 North Central Ave.
                                                  Phoenix, AZ  85004

                                                  Director of Safeway, Inc.
                                                  4th and Jackson Streets
                                                  Oakland, CA  94660

Robert K. Jaedicke                                Professor (Emeritus) of Accounting
Director                                          Graduate School of Business at Stanford University
                                                  MBA Admissions Office
                                                  Stanford, CA  94305

                                                  Director of Bailard Biehl & Kaiser
                                                  Real Estate Investment Trust, Inc.
                                                  2755 Campus Dr.

                                                  San Mateo, CA  94403

                                                  Director of Boise Cascade Corporation
                                                  1111 West Jefferson Street
                                                  P.O. Box 50
                                                  Boise, ID  83728

                                                  Director of California Water Service Company
                                                  1720 North First Street
                                                  San Jose, CA  95112

                                                  Director of Enron Corporation
                                                  1400 Smith Street
                                                  Houston, TX  77002

                                                  Director of GenCorp, Inc.
                                                  175 Ghent Road
                                                  Fairlawn, OH  44333

                                                  Director of Homestake Mining Company
                                                  650 California Street
                                                  San Francisco, CA  94108

Thomas L. Lee                                     Chairman and Chief Executive Officer of
Director                                          The Newhall Land and Farming Company
                                                  10302 Avenue 7 1-2
                                                  Firebaugh, CA  93622

                                                  Director of Calmat Co.
                                                  501 El Charro Road
                                                  Pleasanton, CA  94588

                                                  Director of First Interstate Bancorp
                                                  633 West Fifth Street
                                                  Los Angeles, CA  90071

Ellen Newman                                      President of Ellen Newman Associates
Director                                          323 Geary Street
                                                  Suite 507
                                                  San Francisco, CA  94102

                                                  Chair (Emeritus) of the Board of Trustees
                                                  University of California at San Francisco Foundation
                                                  250 Executive Park Blvd.
                                                  Suite 2000
                                                  San Francisco, CA  94143

                                                  Director of the California Chamber of Commerce
                                                  1201 K Street  12th Floor
                                                  Sacremento, CA  95814

Philip J. Quigley                                 Chairman, President and Chief Executive Officer of
Director                                          Pacific Telesis Group
                                                  130 Kearney Street  Rm.  3700

                                                  San Francisco, CA  94108

Carl E. Reichardt                                 Director of Columbia/HCA Healthcare Corporation
Director                                          One Park Plaza
                                                  Nashville, TN  37203

                                                  Director of Ford Motor Company
                                                  The American Road
                                                  Dearborn, MI  48121

                                                  Director of Newhall Management Corporation
                                                  23823 Valencia Blvd.
                                                  Valencia, CA  91355

                                                  Director of Pacific Gas and Electric Company
                                                  77 Beale Street
                                                  San Francisco, CA  94105

                                                  Retired Chairman of the Board of Directors
                                                  and Chief Executive Officer of Wells Fargo & Company
                                                  420 Montgomery Street
                                                  San Francisco, CA  94105

Donald B. Rice                                    President and Chief Executive Officer of Teledyne, Inc.
Director                                          2049 Century Park East
                                                  Los Angeles, CA  90067

                                                  Retired Secretary of the Air Force
                                                  Director of Vulcan Materials Company
                                                  One MetroPlex Drive
                                                  Birmingham, AL  35209

Richard J. Stegemeier                             Chairman (Emeritus) of Unocal Corp
Director                                          44141 Yucca Avenue
                                                  Lancaster, CA  93534

                                                  Director of Foundation Health Corporation
                                                  166 4th
                                                  Fort Irwin, CA  92310

                                                  Director of Halliburton Company
                                                  3600 Lincoln Plaza
                                                  500 North Alcard Street
                                                  Dallas, TX  75201

                                                  Director of Northrop Grumman Corp.
                                                  1840 Century Park East
                                                  Los Angeles, CA  90067

                                                  Director of Outboard Marine Corporation
                                                  100 SeaHorse Drive
                                                  Waukegan, IL  60085

                                                  Director of Pacific Enterprises
                                                  555 West Fifth Street
                                                  Suite 2900
                                                  Los Angeles, CA  90031

                                                  Director of First Interstate Bancorp
                                                  633 West Fifth Street
                                                  Los Angeles, CA  90071

Susan G. Swenson                                  President and Chief Executive Officer of Cellular One
Director                                          651 Gateway Blvd.
                                                  San Francisco, CA  94080

David M. Tellep                                   Retired Chairman of the Board and Chief Executive Officer of
Director                                          Martin Lockheed Corp
                                                  6801 Rockledge Drive
                                                  Bethesda, MD  20817

                                                  Director of Edison International
                                                  and Southern California Edison Company
                                                  2244 Walnut Grove Ave.
                                                  Rosemead, CA  91770

                                                  Director of First Interstate
                                                  633 West Fifth Street
                                                  Los Angeles, CA  90071

Chang-Lin Tien                                    Chancellor of the University of California at Berkeley
Director                                          Berkeley, CA  94720

                                                  Director of Raychem Corporation
                                                  300 Constitution Drive
                                                  Menlo Park, CA  94025

John A. Young                                     President, Chief Executive Officer and Director
Director                                          of Hewlett-Packard Company
                                                  3000 Hanover Street
                                                  Palo Alto, CA  9434

                                                  Director of Chevron Corporation
                                                  225 Bush Street
                                                  San Francisco, CA  94104

                                                  Director of Lucent Technologies
                                                  25 John Glenn Drive
                                                  Amherst, NY  14228

                                                  Director of Novell, Inc.
                                                  11300 West Olympic Blvd.
                                                  Los Angeles, CA  90064

                                                  Director of Shaman Pharmaceuticals Inc.
                                                  213 East Grand Ave. South

                                                  San Francisco, CA  94080

William F. Zuendt                                 President of Wells Fargo & Company
President                                         420 Montgomery Street
                                                  San Francisco, CA  94105

                                                  Director of 3Com Corporation
                                                  5400 Bayfront Plaza
                                                  P.O. Box 58145
                                                  Santa Clara, CA  95052

                                                  Director of the California Chamber of Commerce

          Prior to January 1, 1996, WFNIA served as the sub-adviser to the Asset Allocation, U.S. Treasury Allocation, Bond Index and S&P 500 Index Master Portfolios, and as adviser or sub-adviser to various other open-end management investment companies. For additional information, see "Management" in the Part
B. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and management committees of WFNIA, reference is made to WFNIA's Form ADV and Schedules A and D filed under the Investment Advisers Act of 1940, SEC File No. 801-36479, incorporated herein by reference.

Item 29.  Principal Underwriters
-------   ----------------------

    (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as principal underwriter for Life & Annuity Trust, MasterWorks Funds Inc., Stagecoach Funds, Inc., Stagecoach Trust, Nations Fund, Inc., Nations Fund Trust, Nations Fund Portfolios, Inc., Nations LifeGoal Funds, Inc. and Nations Institutional Reserves, and is the exclusive placement agent for Managed Series Investment Trust and Master Investment Portfolio, all of which are registered open-end management investment companies.

    (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisors Act of 1940 (File No. 501-15510).

    (c)   Not Applicable

Item 30.  Location of Accounts and Records
-------   --------------------------------

    (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

    (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

    (c) Wells Fargo Bank maintains all Records relating to its services as investment adviser for the periods prior to January 1, 1996, at 525 Market Street, San Francisco, California 94105.

    (d) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

    (e) IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.

Item 31.  Management Services
-------   -------------------

          Other than as set forth under the captions "Item 5 Management of the Master Portfolios" in Part A of this Registration Statement and "Item 16 Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings
-------   ------------

    (a)   Not applicable.

    (b)   Not applicable.

    (c) Registrant hereby undertakes to call a meeting of shareholders for the purpose of voting upon the questions of removal of a trustee or trustees when requested in writing to do so by the holders of at least 10% of the Registrant's outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                                  SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 22nd day of February, 1999.

                                MASTER INVESTMENT PORTFOLIO


                                By /s/ Richard H. Blank, Jr.
                                   -------------------------
                                (Richard H. Blank, Jr.)
                                Secretary and Treasurer
                                (Principal Financial Officer)


   Signature                    Title
   ---------                    -----

               *                Trustee, Chairman and President
   -------------------------
   (R. Greg Feltus)             (Principal Executive Officer)

   /s/ Richard H. Blank, Jr.    Secretary and Treasurer
   -------------------------
   (Richard H. Blank, Jr.)      (Principal Financial Officer)

               *                Trustee
   --------------------------
   (Jack S. Euphrat)

               *                Trustee
   --------------------------
   (Thomas S. Goho)

               *                Trustee
   --------------------------
   (W. Rodney Hughes)

               *                Trustee
   --------------------------
   (J. Tucker Morse)

*By: /s/ Richard H. Blank, Jr.
     -------------------------
     Richard H. Blank, Jr.
     As Attorney-in-Fact
     February 22, 1999

                          MASTER INVESTMENT PORTFOLIO

                               File No. 811-8162

                                 EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------
EX-99.B5(j)                .  Investment Advisory Contract-Money Market Master Portfolio

EX-99.B5(k)                .  Investment Advisory Contract-Extended Index Master Portfolio

EX-99.B5(l)                .  Investment Advisory Contract-U.S. Equity Index Master Portfolio

EX-99.B6                   .  Placement Agency Agreement

EX-99.B8                   .  Custody Agreement

EX-99.B9(a)                .  Co-Administration Agreement

EX-99.B9(b)                .  Sub-Administration Agreement


                           .